Exhibit 99.1

News Release

Trustmark Corporation Announces Third Quarter 2018 Financial Results

JACKSON, Miss. – October 23, 2018 – Trustmark Corporation (NASDAQ:TRMK) reported net income of $36.3 million in the third quarter of 2018, representing diluted earnings per share of $0.54, an increase of 5.9% year-over-year. This level of earnings resulted in a return on average tangible equity of 12.26% and a return on average assets of 1.07%. Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable December 15, 2018, to shareholders of record on December 1, 2018.

Third Quarter Highlights

•	Revenue, excluding interest and fees on acquired loans, increased 1.7% linked-quarter and 5.8% year-over-year to total $150.0 million
•	The net interest margin (FTE), excluding acquired loans, was 3.50% in the third quarter, up 4 basis points from the prior quarter and 16 basis points year-over-year
•	Core noninterest expense, which excludes other real estate expense and intangible amortization, totaled $102.8 million, up 0.2% from the prior quarter and 2.1% year-over-year

Gerard R. Host, President and CEO, stated, “Our third quarter performance continues to reflect our strategic priorities of profitable revenue generation, process improvement and disciplined expense management. During the quarter, we continued to expand banking relationships as well as attract new insurance and wealth management clients. We are privileged to have a #1 deposit share ranking in not only the Jackson metropolitan area, but also the state of Mississippi and, across the franchise, a top-four deposit share ranking in 68% of counties served. Trustmark remains well positioned to continue meeting the needs of our customers and creating long-term value for our shareholders.”

Balance Sheet Management

•	Loan growth moderated during the quarter
•	Improved composition of average earnings assets as loans replaced maturing investment securities
•	Average loans represented 81.8% of average deposits in the third quarter

Loans held for investment totaled $8.7 billion at September 30, 2018, reflecting an increase of $68.0 million, or 0.8%, linked-quarter and $339.7 million, or 4.0%, from the prior year.  During the quarter, growth in residential loans ($58.5 million), other real estate loans ($56.1 million), consumer loans ($7.4 million) and other political subdivision loans ($3.7 million) was offset in part by declines in loans secured by nonfarm, nonresidential properties ($27.4 million), other loans ($16.3 million), construction, land development and other land loans ($7.3 million) and commercial and industrial loans ($6.8 million).

Deposits totaled $11.0 billion at September 30, 2018, down $115.5 million, or 1.0%, from the prior quarter and up $725.2 million, or 7.1%, from one year earlier. The linked-quarter decline is attributable primarily to a seasonal decline in public funds.

Trustmark’s capital position remained solid, reflecting the consistent profitability of its diversified financial services businesses.  At September 30, 2018, Trustmark’s tangible equity to tangible assets ratio was 9.26%, while the total risk-based capital ratio was 13.61%.  During the first nine months of 2018, Trustmark repurchased $7.9 million of its common shares. At September 30, 2018, Trustmark had $91.4 million in remaining authority under its existing stock repurchase program, which expires March 31, 2019.

Credit Quality

•	Nonperforming assets increased 3.2% from the prior quarter and declined 11.3% year-over-year
•	Other real estate declined 8.0% from the prior quarter and 24.6% year-over-year
•	Allowance for loan losses represented 339.79% of nonperforming loans, excluding specifically reviewed impaired loans

Nonperforming loans totaled $67.8 million at September 30, 2018, up $6.5 million from the prior quarter and down $1.5 million year-over-year. The linked-quarter increase in nonperforming loans is due to two specific credits, one, a shared national credit in the limited-service restaurant industry and the other a credit in the healthcare industry. Other real estate totaled $36.5 million, declining $3.2 million from the prior quarter and $11.9 million from the same period one year earlier. Collectively, nonperforming assets totaled $104.3 million, reflecting a linked-quarter increase of 3.2% and year-over-year decrease of 11.3%. Net charge-offs increased $2.5 million in the third quarter primarily due to a write-down on one credit for which reserves had previously been established.

The provision for loan losses totaled $8.7 million in the third quarter and was driven entirely by specific reserves on two impaired loans, one of which is the shared national credit in the limited-service restaurant industry referenced above.  The remainder of the provision was attributable to a previously impaired loan to an industrial parts distributor.

Allocation of Trustmark's $88.9 million allowance for loan losses represented 1.13% of commercial loans and 0.63% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 1.02% at September 30, 2018, representing a level management considers commensurate with the inherent risk in the loan portfolio.  Collectively, the allowance for both held for investment and acquired loan losses represented 1.02% of total loans, which includes held for investment and acquired loans.

Unless otherwise noted, all of the above credit quality metrics exclude acquired loans.

Revenue Generation

•	Net interest margin (FTE), excluding acquired loans, was 3.50%, reflecting its fourth consecutive quarter of expansion
•	Maturing investment securities run-off continues to drive accretion to the net interest margin
•	Noninterest income totaled $47.1 million, down 0.6% linked-quarter and up 5.9% year-over-year

Net interest income (FTE) in the third quarter totaled $110.1 million, resulting in a net interest margin (FTE) of 3.59%, up 2 basis points from the prior quarter.  Relative to the prior quarter, net interest income (FTE) increased $1.8 million, reflecting a $4.5 million increase in interest income (FTE) and a $2.7 million increase in interest expense. During the third quarter of 2018, the yield on acquired loans totaled 10.82% and included $1.6 million in recoveries from the settlement of debt, which represented approximately 4.40% of the annualized total acquired loan yield. Excluding acquired loans, the net interest margin (FTE) totaled 3.50% for the third quarter of 2018, an increase of 4 basis points when compared to the second quarter of 2018, which was principally due to growth in the yield on the loans held for investment and held for sale portfolio, run-off of maturing investment securities and favorable funding mix offset by higher costs of interest-bearing deposits.

Noninterest income in the third quarter totaled $47.1 million.  Insurance revenue totaled $10.8 million in the third quarter, unchanged from the prior quarter and up 3.5% year-over-year; this performance reflects growth in the property and casualty lines of business. Mortgage banking revenue totaled $8.6 million in the third quarter, down 4.4% from the prior quarter and up 95.4% year-over-year, primarily due to our hedging strategy.  The linked-quarter change reflects a decline in the value of loans held for sale partially offset by an increase in gains on sales of loans, net.  Mortgage loan production in the third quarter totaled $397.7 million, down 3.1% from the prior quarter and up 16.5% year-over-year. Wealth management revenue in the third quarter totaled $7.8 million, up 4.2% from the prior quarter and 3.4% year-over-year, respectively.  The linked-quarter performance is primarily attributable to increased revenue from investment services fee income. Bank card and other fees increased 5.5% from the prior quarter and 4.3% year-over-year primarily due to increased customer derivative revenue. Service charges on deposit accounts increased 4.0% compared to the prior quarter and declined 1.3% year-over-year.

Noninterest Expense

•	Total noninterest expense increased 1.4% linked-quarter and 2.1% year-over-year to $105.2 million
•	Core noninterest expense, which excludes other real estate expense and intangible amortization, totaled $102.8 million, up 0.2% from the prior quarter and 2.1% year-over-year

Diligent expense management continues to be a priority for Trustmark. Salaries and employee benefits increased $872 thousand, or 1.5%, from the prior quarter to total $60.8 million, due in part to higher brokerage and mortgage commissions as a result of continued growth in both business lines. Services and fees remained relatively flat as increases in data processing were offset by reductions in outside services and fees. Other real estate expense, net was $1.2 million for the quarter while net occupancy-premises expense totaled $6.9 million, up 5.5% from the prior quarter due to increases in routine office occupancy expense.  Other expense totaled $11.7 million, a decline of $611 thousand, or 5.0%, on a linked-quarter basis.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, October 24, 2018 at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, November 7, 2018, in archived format at the same web address or by calling (877) 344-7529, passcode 10124583.

Trustmark is a financial services company providing banking and financial solutions through 198 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including potential market impacts of efforts by the Federal Reserve Board to reduce the size of its balance sheet, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues relating to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Louis E. Greer	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-2310

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2018
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	9/30/2018	6/30/2018	9/30/2017	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$1,937,807	$2,038,759	$2,349,736	$(100,952)	-5.0%	$(411,929)	-17.5%
Securities AFS-nontaxable	41,889	50,035	67,994	(8,146)	-16.3%	(26,105)	-38.4%
Securities HTM-taxable	933,294	972,571	1,086,773	(39,277)	-4.0%	(153,479)	-14.1%
Securities HTM-nontaxable	29,183	30,337	32,829	(1,154)	-3.8%	(3,646)	-11.1%
Total securities	2,942,173	3,091,702	3,537,332	(149,529)	-4.8%	(595,159)	-16.8%
Loans (including loans held for sale)	8,907,588	8,707,466	8,532,523	200,122	2.3%	375,065	4.4%
Acquired loans	147,811	202,140	299,221	(54,329)	-26.9%	(151,410)	-50.6%
Fed funds sold and rev repos	477	1,063	3,582	(586)	-55.1%	(3,105)	-86.7%
Other earning assets	189,471	186,224	84,320	3,247	1.7%	105,151	n/m
Total earning assets	12,187,520	12,188,595	12,456,978	(1,075)	0.0%	(269,458)	-2.2%
Allowance for loan losses	(86,496)	(86,315)	(85,363)	(181)	-0.2%	(1,133)	-1.3%
Cash and due from banks	330,949	319,075	312,409	11,874	3.7%	18,540	5.9%
Other assets	1,035,327	1,042,156	1,202,766	(6,829)	-0.7%	(167,439)	-13.9%
Total assets	$13,467,300	$13,463,511	$13,886,790	$3,789	0.0%	$(419,490)	-3.0%

Interest-bearing demand deposits	$2,602,658	$2,439,777	$2,192,064	$162,881	6.7%	$410,594	18.7%
Savings deposits	3,722,533	3,860,096	3,284,323	(137,563)	-3.6%	438,210	13.3%
Time deposits	1,851,866	1,798,855	1,736,683	53,011	2.9%	115,183	6.6%
Total interest-bearing deposits	8,177,057	8,098,728	7,213,070	78,329	1.0%	963,987	13.4%
Fed funds purchased and repos	347,489	352,256	547,863	(4,767)	-1.4%	(200,374)	-36.6%
Short-term borrowings	186,293	248,932	1,335,476	(62,639)	-25.2%	(1,149,183)	-86.1%
Long-term FHLB advances	903	921	970	(18)	-2.0%	(67)	-6.9%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	8,773,598	8,762,693	9,159,235	10,905	0.1%	(385,637)	-4.2%
Noninterest-bearing deposits	2,894,061	2,930,726	3,003,763	(36,665)	-1.3%	(109,702)	-3.7%
Other liabilities	202,053	188,186	145,925	13,867	7.4%	56,128	38.5%
Total liabilities	11,869,712	11,881,605	12,308,923	(11,893)	-0.1%	(439,211)	-3.6%
Shareholders' equity	1,597,588	1,581,906	1,577,867	15,682	1.0%	19,721	1.2%
Total liabilities and equity	$13,467,300	$13,463,511	$13,886,790	$3,789	0.0%	$(419,490)	-3.0%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2018
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	9/30/2018	6/30/2018	9/30/2017	$ Change	% Change	$ Change	% Change
Cash and due from banks	$432,471	$387,119	$350,123	$45,352	11.7%	$82,348	23.5%
Fed funds sold and rev repos	1,000	—	3,215	1,000	n/m	(2,215)	-68.9%
Securities available for sale	1,864,633	1,974,675	2,369,089	(110,042)	-5.6%	(504,456)	-21.3%
Securities held to maturity	943,883	985,845	1,102,283	(41,962)	-4.3%	(158,400)	-14.4%
Loans held for sale (LHFS)	182,664	196,217	204,157	(13,553)	-6.9%	(21,493)	-10.5%
Loans held for investment (LHFI)	8,747,030	8,678,983	8,407,341	68,047	0.8%	339,689	4.0%
Allowance for loan losses, LHFI	(88,874)	(83,566)	(80,332)	(5,308)	-6.4%	(8,542)	-10.6%
Net LHFI	8,658,156	8,595,417	8,327,009	62,739	0.7%	331,147	4.0%
Acquired loans	132,615	173,107	283,757	(40,492)	-23.4%	(151,142)	-53.3%
Allowance for loan losses, acquired loans	(1,714)	(3,046)	(5,768)	1,332	43.7%	4,054	70.3%
Net acquired loans	130,901	170,061	277,989	(39,160)	-23.0%	(147,088)	-52.9%
Net LHFI and acquired loans	8,789,057	8,765,478	8,604,998	23,579	0.3%	184,059	2.1%
Premises and equipment, net	178,739	177,686	181,312	1,053	0.6%	(2,573)	-1.4%
Mortgage servicing rights	101,374	97,411	81,477	3,963	4.1%	19,897	24.4%
Goodwill	379,627	379,627	379,627	—	0.0%	—	0.0%
Identifiable intangible assets	12,391	13,677	17,883	(1,286)	-9.4%	(5,492)	-30.7%
Other real estate	36,475	39,667	48,356	(3,192)	-8.0%	(11,881)	-24.6%
Other assets	517,498	507,863	542,135	9,635	1.9%	(24,637)	-4.5%
Total assets	$13,439,812	$13,525,265	$13,884,655	$(85,453)	-0.6%	$(444,843)	-3.2%

Deposits:
Noninterest-bearing	$2,786,539	$2,958,354	$2,998,013	$(171,815)	-5.8%	$(211,474)	-7.1%
Interest-bearing	8,170,371	8,114,081	7,233,729	56,290	0.7%	936,642	12.9%
Total deposits	10,956,910	11,072,435	10,231,742	(115,525)	-1.0%	725,168	7.1%
Fed funds purchased and repos	486,865	477,891	545,603	8,974	1.9%	(58,738)	-10.8%
Short-term borrowings	190,023	186,647	1,322,159	3,376	1.8%	(1,132,136)	-85.6%
Long-term FHLB advances	896	913	962	(17)	-1.9%	(66)	-6.9%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Other liabilities	143,658	141,451	139,798	2,207	1.6%	3,860	2.8%
Total liabilities	11,840,208	11,941,193	12,302,120	(100,985)	-0.8%	(461,912)	-3.8%
Common stock	14,089	14,089	14,114	—	0.0%	(25)	-0.2%
Capital surplus	362,868	361,715	368,131	1,153	0.3%	(5,263)	-1.4%
Retained earnings	1,302,593	1,282,007	1,228,115	20,586	1.6%	74,478	6.1%
Accum other comprehensive loss, net of tax	(79,946)	(73,739)	(27,825)	(6,207)	-8.4%	(52,121)	n/m
Total shareholders' equity	1,599,604	1,584,072	1,582,535	15,532	1.0%	17,069	1.1%
Total liabilities and equity	$13,439,812	$13,525,265	$13,884,655	$(85,453)	-0.6%	$(444,843)	-3.2%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2018
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	9/30/2018	6/30/2018	9/30/2017	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$105,993	$99,761	$93,703	$6,232	6.2%	$12,290	13.1%
Interest and fees on acquired loans	4,033	5,022	6,625	(989)	-19.7%	(2,592)	-39.1%
Interest on securities-taxable	16,186	16,894	19,291	(708)	-4.2%	(3,105)	-16.1%
Interest on securities-tax exempt-FTE	656	733	1,104	(77)	-10.5%	(448)	-40.6%
Interest on fed funds sold and rev repos	3	5	14	(2)	-40.0%	(11)	-78.6%
Other interest income	1,050	1,054	355	(4)	-0.4%	695	n/m
Total interest income-FTE	127,921	123,469	121,092	4,452	3.6%	6,829	5.6%
Interest on deposits	14,972	12,139	6,381	2,833	23.3%	8,591	n/m
Interest on fed funds pch and repos	1,348	1,250	1,301	98	7.8%	47	3.6%
Other interest expense	1,467	1,713	4,520	(246)	-14.4%	(3,053)	-67.5%
Total interest expense	17,787	15,102	12,202	2,685	17.8%	5,585	45.8%
Net interest income-FTE	110,134	108,367	108,890	1,767	1.6%	1,244	1.1%
Provision for loan losses, LHFI	8,673	3,167	3,672	5,506	n/m	5,001	n/m
Provision for loan losses, acquired loans	(467)	(441)	(1,653)	(26)	-5.9%	1,186	71.7%
Net interest income after provision-FTE	101,928	105,641	106,871	(3,713)	-3.5%	(4,943)	-4.6%
Service charges on deposit accounts	11,075	10,647	11,223	428	4.0%	(148)	-1.3%
Bank card and other fees	7,459	7,070	7,150	389	5.5%	309	4.3%
Mortgage banking, net	8,647	9,046	4,425	(399)	-4.4%	4,222	95.4%
Insurance commissions	10,765	10,735	10,398	30	0.3%	367	3.5%
Wealth management	7,789	7,478	7,530	311	4.2%	259	3.4%
Other, net	1,358	2,415	3,740	(1,057)	-43.8%	(2,382)	-63.7%
Nonint inc-excl sec gains (losses), net	47,093	47,391	44,466	(298)	-0.6%	2,627	5.9%
Security gains (losses), net	—	—	14	—	n/m	(14)	-100.0%
Total noninterest income	47,093	47,391	44,480	(298)	-0.6%	2,613	5.9%
Salaries and employee benefits	60,847	59,975	57,871	872	1.5%	2,976	5.1%
Defined benefit plan termination	—	—	—	—	n/m	—	n/m
Services and fees	16,404	16,322	15,133	82	0.5%	1,271	8.4%
Net occupancy-premises	6,910	6,550	6,702	360	5.5%	208	3.1%
Equipment expense	6,200	6,202	6,297	(2)	0.0%	(97)	-1.5%
Other real estate expense, net	1,168	(93)	864	1,261	n/m	304	35.2%
FDIC assessment expense	1,999	2,538	2,816	(539)	-21.2%	(817)	-29.0%
Other expense	11,695	12,306	13,403	(611)	-5.0%	(1,708)	-12.7%
Total noninterest expense	105,223	103,800	103,086	1,423	1.4%	2,137	2.1%
Income before income taxes and tax eq adj	43,798	49,232	48,265	(5,434)	-11.0%	(4,467)	-9.3%
Tax equivalent adjustment	3,151	3,203	4,978	(52)	-1.6%	(1,827)	-36.7%
Income before income taxes	40,647	46,029	43,287	(5,382)	-11.7%	(2,640)	-6.1%
Income taxes	4,394	6,216	8,708	(1,822)	-29.3%	(4,314)	-49.5%
Net income	$36,253	$39,813	$34,579	$(3,560)	-8.9%	$1,674	4.8%

Per share data
Earnings per share - basic	$0.54	$0.59	$0.51	$(0.05)	-8.5%	$0.03	5.9%

Earnings per share - diluted	$0.54	$0.59	$0.51	$(0.05)	-8.5%	$0.03	5.9%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	67,621,345	67,758,097	67,741,655

Diluted	67,796,346	67,907,267	67,916,418

Period end shares outstanding	67,621,369	67,621,111	67,742,135

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2018
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	9/30/2018	6/30/2018	9/30/2017	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$3,953	$3,685	$1,629	$268	7.3%	$2,324	n/m
Florida	1,180	2,978	3,242	(1,798)	-60.4%	(2,062)	-63.6%
Mississippi (2)	41,351	39,006	59,483	2,345	6.0%	(18,132)	-30.5%
Tennessee (3)	13,195	5,338	4,589	7,857	n/m	8,606	n/m
Texas	8,157	10,356	346	(2,199)	-21.2%	7,811	n/m
Total nonaccrual loans	67,836	61,363	69,289	6,473	10.5%	(1,453)	-2.1%
Other real estate
Alabama	7,526	8,290	12,726	(764)	-9.2%	(5,200)	-40.9%
Florida	8,931	9,789	16,100	(858)	-8.8%	(7,169)	-44.5%
Mississippi (2)	18,191	19,358	15,319	(1,167)	-6.0%	2,872	18.7%
Tennessee (3)	1,083	1,486	2,671	(403)	-27.1%	(1,588)	-59.5%
Texas	744	744	1,540	—	0.0%	(796)	-51.7%
Total other real estate	36,475	39,667	48,356	(3,192)	-8.0%	(11,881)	-24.6%
Total nonperforming assets	$104,311	$101,030	$117,645	$3,281	3.2%	$(13,334)	-11.3%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$726	$529	$2,244	$197	37.2%	$(1,518)	-67.6%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$34,115	$34,693	$32,332	$(578)	-1.7%	$1,783	5.5%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (1)	9/30/2018	6/30/2018	9/30/2017	$ Change	% Change	$ Change	% Change
Beginning Balance	$83,566	$81,235	$76,184	$2,331	2.9%	$7,382	9.7%
Transfers (4)	772	782	—	(10)	-1.3%	772	n/m
Provision for loan losses	8,673	3,167	3,672	5,506	n/m	5,001	n/m
Charge-offs	(7,017)	(3,421)	(2,752)	(3,596)	n/m	(4,265)	n/m
Recoveries	2,880	1,803	3,228	1,077	59.7%	(348)	-10.8%
Net (charge-offs) recoveries	(4,137)	(1,618)	476	(2,519)	n/m	(4,613)	n/m
Ending Balance	$88,874	$83,566	$80,332	$5,308	6.4%	$8,542	10.6%

PROVISION FOR LOAN LOSSES (1)
Alabama	$593	$434	$1,218	$159	36.6%	$(625)	-51.3%
Florida	(431)	(811)	(744)	380	46.9%	313	42.1%
Mississippi (2)	(1,630)	2,768	1,860	(4,398)	n/m	(3,490)	n/m
Tennessee (3)	8,100	82	(72)	8,018	n/m	8,172	n/m
Texas	2,041	694	1,410	1,347	n/m	631	44.8%
Total provision for loan losses	$8,673	$3,167	$3,672	$5,506	n/m	$5,001	n/m

NET CHARGE-OFFS (RECOVERIES) (1)
Alabama	$198	$112	$314	$86	76.8%	$(116)	-36.9%
Florida	(586)	(122)	(796)	(464)	n/m	210	26.4%
Mississippi (2)	4,677	1,705	(11)	2,972	n/m	4,688	n/m
Tennessee (3)	(96)	70	85	(166)	n/m	(181)	n/m
Texas	(56)	(147)	(68)	91	61.9%	12	17.6%
Total net charge-offs (recoveries)	$4,137	$1,618	$(476)	$2,519	n/m	$4,613	n/m

(1) - Excludes acquired loans.
(2) - Mississippi includes Central and Southern Mississippi Regions.
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

(4) - The allowance for loan losses balance related to the remaining loans acquired in the Bay Bank merger, which were transferred from acquired impaired loans to

       LHFI during the second quarter of 2018, and the remaining loans acquired in the Heritage acquisition and the Reliance merger, which were transferred from acquired impaired loans to LHFI during the third quarter of 2018.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2018
($ in thousands)
(unaudited)

	Quarter Ended					Nine Months Ended
AVERAGE BALANCES	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Securities AFS-taxable	$1,937,807	$2,038,759	$2,141,144	$2,247,247	$2,349,736	$2,038,492	$2,312,523
Securities AFS-nontaxable	41,889	50,035	57,972	61,691	67,994	49,906	77,310
Securities HTM-taxable	933,294	972,571	1,005,721	1,045,723	1,086,773	970,263	1,106,402
Securities HTM-nontaxable	29,183	30,337	32,734	32,781	32,829	30,738	32,905
Total securities	2,942,173	3,091,702	3,237,571	3,387,442	3,537,332	3,089,399	3,529,140
Loans (including loans held for sale)	8,907,588	8,707,466	8,636,967	8,686,916	8,532,523	8,751,665	8,320,255
Acquired loans	147,811	202,140	243,152	273,918	299,221	197,352	288,599
Fed funds sold and rev repos	477	1,063	478	1,724	3,582	673	2,399
Other earning assets	189,471	186,224	213,985	80,218	84,320	196,470	80,553
Total earning assets	12,187,520	12,188,595	12,332,153	12,430,218	12,456,978	12,235,559	12,220,946
Allowance for loan losses	(86,496)	(86,315)	(82,304)	(86,704)	(85,363)	(85,054)	(84,036)
Cash and due from banks	330,949	319,075	336,642	315,586	312,409	328,868	310,313
Other assets	1,035,327	1,042,156	1,030,738	1,192,464	1,202,766	1,036,091	1,222,619
Total assets	$13,467,300	$13,463,511	$13,617,229	$13,851,564	$13,886,790	$13,515,464	$13,669,842

Interest-bearing demand deposits	$2,602,658	$2,439,777	$2,404,428	$2,244,625	$2,192,064	$2,483,014	$2,070,615
Savings deposits	3,722,533	3,860,096	3,737,507	3,291,407	3,284,323	3,773,324	3,313,627
Time deposits	1,851,866	1,798,855	1,748,645	1,756,576	1,736,683	1,800,167	1,721,804
Total interest-bearing deposits	8,177,057	8,098,728	7,890,580	7,292,608	7,213,070	8,056,505	7,106,046
Fed funds purchased and repos	347,489	352,256	277,877	475,850	547,863	326,129	524,295
Short-term borrowings	186,293	248,932	751,219	1,276,543	1,335,476	393,412	1,091,783
Long-term FHLB advances	903	921	938	954	970	921	130,117
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	8,773,598	8,762,693	8,982,470	9,107,811	9,159,235	8,838,823	8,914,097
Noninterest-bearing deposits	2,894,061	2,930,726	2,881,374	2,994,292	3,003,763	2,902,100	3,040,672
Other liabilities	202,053	188,186	180,871	169,828	145,925	190,446	160,507
Total liabilities	11,869,712	11,881,605	12,044,715	12,271,931	12,308,923	11,931,369	12,115,276
Shareholders' equity	1,597,588	1,581,906	1,572,514	1,579,633	1,577,867	1,584,095	1,554,566
Total liabilities and equity	$13,467,300	$13,463,511	$13,617,229	$13,851,564	$13,886,790	$13,515,464	$13,669,842

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2018
($ in thousands)
(unaudited)

PERIOD END BALANCES	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Cash and due from banks	$432,471	$387,119	$315,276	$335,768	$350,123
Fed funds sold and rev repos	1,000	—	112	615	3,215
Securities available for sale	1,864,633	1,974,675	2,097,497	2,238,635	2,369,089
Securities held to maturity	943,883	985,845	1,023,975	1,056,486	1,102,283
Loans held for sale (LHFS)	182,664	196,217	163,882	180,512	204,157
Loans held for investment (LHFI)	8,747,030	8,678,983	8,513,985	8,569,967	8,407,341
Allowance for loan losses, LHFI	(88,874)	(83,566)	(81,235)	(76,733)	(80,332)
Net LHFI	8,658,156	8,595,417	8,432,750	8,493,234	8,327,009
Acquired loans	132,615	173,107	215,476	261,517	283,757
Allowance for loan losses, acquired loans	(1,714)	(3,046)	(4,294)	(4,079)	(5,768)
Net acquired loans	130,901	170,061	211,182	257,438	277,989
Net LHFI and acquired loans	8,789,057	8,765,478	8,643,932	8,750,672	8,604,998
Premises and equipment, net	178,739	177,686	178,584	179,339	181,312
Mortgage servicing rights	101,374	97,411	94,850	84,269	81,477
Goodwill	379,627	379,627	379,627	379,627	379,627
Identifiable intangible assets	12,391	13,677	14,963	16,360	17,883
Other real estate	36,475	39,667	39,554	43,228	48,356
Other assets	517,498	507,863	511,187	532,442	542,135
Total assets	$13,439,812	$13,525,265	$13,463,439	$13,797,953	$13,884,655

Deposits:
Noninterest-bearing	$2,786,539	$2,958,354	$3,004,442	$2,978,074	$2,998,013
Interest-bearing	8,170,371	8,114,081	7,971,359	7,599,438	7,233,729
Total deposits	10,956,910	11,072,435	10,975,801	10,577,512	10,231,742
Fed funds purchased and repos	486,865	477,891	274,833	469,827	545,603
Short-term borrowings	190,023	186,647	442,689	971,049	1,322,159
Long-term FHLB advances	896	913	929	946	962
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	143,658	141,451	137,194	145,062	139,798
Total liabilities	11,840,208	11,941,193	11,893,302	12,226,252	12,302,120
Common stock	14,089	14,089	14,121	14,115	14,114
Capital surplus	362,868	361,715	366,021	369,124	368,131
Retained earnings	1,302,593	1,282,007	1,257,881	1,228,187	1,228,115
Accum other comprehensive loss, net of tax	(79,946)	(73,739)	(67,886)	(39,725)	(27,825)
Total shareholders' equity	1,599,604	1,584,072	1,570,137	1,571,701	1,582,535
Total liabilities and equity	$13,439,812	$13,525,265	$13,463,439	$13,797,953	$13,884,655

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2018
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Nine Months Ended
INCOME STATEMENTS	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Interest and fees on LHFS & LHFI-FTE	$105,993	$99,761	$94,712	$95,816	$93,703	$300,466	$266,979
Interest and fees on acquired loans	4,033	5,022	4,877	6,401	6,625	13,932	18,077
Interest on securities-taxable	16,186	16,894	17,506	18,327	19,291	50,586	57,865
Interest on securities-tax exempt-FTE	656	733	824	1,035	1,104	2,213	3,582
Interest on fed funds sold and rev repos	3	5	2	7	14	10	26
Other interest income	1,050	1,054	934	473	355	3,038	993
Total interest income-FTE	127,921	123,469	118,855	122,059	121,092	370,245	347,522
Interest on deposits	14,972	12,139	9,491	7,284	6,381	36,602	15,433
Interest on fed funds pch and repos	1,348	1,250	662	1,116	1,301	3,260	3,036
Other interest expense	1,467	1,713	3,394	4,555	4,520	6,574	10,821
Total interest expense	17,787	15,102	13,547	12,955	12,202	46,436	29,290
Net interest income-FTE	110,134	108,367	105,308	109,104	108,890	323,809	318,232
Provision for loan losses, LHFI	8,673	3,167	3,961	5,739	3,672	15,801	9,355
Provision for loan losses, acquired loans	(467)	(441)	150	(1,573)	(1,653)	(758)	(5,822)
Net interest income after provision-FTE	101,928	105,641	101,197	104,938	106,871	308,766	314,699
Service charges on deposit accounts	11,075	10,647	10,857	11,193	11,223	32,579	32,810
Bank card and other fees	7,459	7,070	6,626	7,266	7,150	21,155	21,020
Mortgage banking, net	8,647	9,046	11,265	6,284	4,425	28,958	23,618
Insurance commissions	10,765	10,735	9,419	8,813	10,398	30,919	29,355
Wealth management	7,789	7,478	7,567	7,723	7,530	22,834	22,617
Other, net	1,358	2,415	1,059	2,681	3,740	4,832	11,268
Nonint inc-excl sec gains (losses), net	47,093	47,391	46,793	43,960	44,466	141,277	140,688
Security gains (losses), net	—	—	—	—	14	—	15
Total noninterest income	47,093	47,391	46,793	43,960	44,480	141,277	140,703
Salaries and employee benefits	60,847	59,975	58,475	58,820	57,871	179,297	170,445
Defined benefit plan termination	—	—	—	—	—	—	17,644
Services and fees	16,404	16,322	15,746	15,419	15,133	48,472	45,474
Net occupancy-premises	6,910	6,550	6,502	6,617	6,702	19,962	19,150
Equipment expense	6,200	6,202	6,099	5,996	6,297	18,501	18,457
Other real estate expense, net	1,168	(93)	866	666	864	1,941	3,006
FDIC assessment expense	1,999	2,538	2,995	2,868	2,816	7,532	8,142
Other expense	11,695	12,306	11,782	12,565	13,403	35,783	44,900
Total noninterest expense	105,223	103,800	102,465	102,951	103,086	311,488	327,218
Income before income taxes and tax eq adj	43,798	49,232	45,525	45,947	48,265	138,555	128,184
Tax equivalent adjustment	3,151	3,203	3,215	5,060	4,978	9,569	14,726
Income before income taxes	40,647	46,029	42,310	40,887	43,287	128,986	113,458
Income taxes	4,394	6,216	5,480	25,119	8,708	16,090	23,596
Net income	$36,253	$39,813	$36,830	$15,768	$34,579	$112,896	$89,862

Per share data
Earnings per share - basic	$0.54	$0.59	$0.54	$0.23	$0.51	$1.67	$1.33

Earnings per share - diluted	$0.54	$0.59	$0.54	$0.23	$0.51	$1.67	$1.32

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.69	$0.69

Weighted average shares outstanding
Basic	67,621,345	67,758,097	67,809,234	67,742,792	67,741,655	67,728,871	67,721,971

Diluted	67,796,346	67,907,267	67,960,583	67,938,986	67,916,418	67,875,925	67,876,295

Period end shares outstanding	67,621,369	67,621,111	67,775,068	67,746,094	67,742,135	67,621,369	67,742,135

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2018
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Nonaccrual loans
Alabama	$3,953	$3,685	$3,121	$3,083	$1,629
Florida	1,180	2,978	2,116	3,034	3,242
Mississippi (2)	41,351	39,006	48,600	49,129	59,483
Tennessee (3)	13,195	5,338	5,530	4,436	4,589
Texas	8,157	10,356	9,329	7,893	346
Total nonaccrual loans	67,836	61,363	68,696	67,575	69,289
Other real estate
Alabama	7,526	8,290	8,962	11,714	12,726
Florida	8,931	9,789	12,550	13,937	16,100
Mississippi (2)	18,191	19,358	15,737	14,260	15,319
Tennessee (3)	1,083	1,486	1,523	2,535	2,671
Texas	744	744	782	782	1,540
Total other real estate	36,475	39,667	39,554	43,228	48,356
Total nonperforming assets	$104,311	$101,030	$108,250	$110,803	$117,645

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$726	$529	$1,419	$2,171	$2,244

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$34,115	$34,693	$34,826	$35,544	$32,332

	Quarter Ended					Nine Months Ended
ALLOWANCE FOR LOAN LOSSES (1)	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Beginning Balance	$83,566	$81,235	$76,733	$80,332	$76,184	$76,733	$71,265
Transfers (4)	772	782	—	—	—	1,554	—
Provision for loan losses	8,673	3,167	3,961	5,739	3,672	15,801	9,355
Charge-offs	(7,017)	(3,421)	(2,542)	(12,075)	(2,752)	(12,980)	(9,072)
Recoveries	2,880	1,803	3,083	2,737	3,228	7,766	8,784
Net (charge-offs) recoveries	(4,137)	(1,618)	541	(9,338)	476	(5,214)	(288)
Ending Balance	$88,874	$83,566	$81,235	$76,733	$80,332	$88,874	$80,332

PROVISION FOR LOAN LOSSES (1)
Alabama	$593	$434	$618	$559	$1,218	$1,645	$3,273
Florida	(431)	(811)	(863)	(1,235)	(744)	(2,105)	(1,716)
Mississippi (2)	(1,630)	2,768	2,664	2,779	1,860	3,802	5,954
Tennessee (3)	8,100	82	(268)	(439)	(72)	7,914	458
Texas	2,041	694	1,810	4,075	1,410	4,545	1,386
Total provision for loan losses	$8,673	$3,167	$3,961	$5,739	$3,672	$15,801	$9,355

NET CHARGE-OFFS (RECOVERIES) (1)
Alabama	$198	$112	$84	$196	$314	$394	$351
Florida	(586)	(122)	(960)	(946)	(796)	(1,668)	(1,924)
Mississippi (2)	4,677	1,705	267	5,574	(11)	6,649	1,781
Tennessee (3)	(96)	70	109	79	85	83	314
Texas	(56)	(147)	(41)	4,435	(68)	(244)	(234)
Total net charge-offs (recoveries)	$4,137	$1,618	$(541)	$9,338	$(476)	$5,214	$288

(1) - Excludes acquired loans.
(2) - Mississippi includes Central and Southern Mississippi Regions.
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

(4) - The allowance for loan losses balance related to the remaining loans acquired in the Bay Bank merger, which were transferred from acquired impaired loans to LHFI during the second quarter of 2018, and the remaining loans acquired in the Heritage acquisition and the Reliance merger, which were transferred from acquired impaired loans to LHFI during the third quarter of 2018.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2018
(unaudited)

	Quarter Ended					Nine Months Ended
FINANCIAL RATIOS AND OTHER DATA	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Return on equity	9.00%	10.09%	9.50%	3.96%	8.69%	9.53%	7.73%
Return on average tangible equity	12.26%	13.77%	13.05%	5.60%	11.95%	13.02%	10.68%
Return on assets	1.07%	1.19%	1.10%	0.45%	0.99%	1.12%	0.88%
Interest margin - Yield - FTE	4.16%	4.06%	3.91%	3.90%	3.86%	4.05%	3.80%
Interest margin - Cost	0.58%	0.50%	0.45%	0.41%	0.39%	0.51%	0.32%
Net interest margin - FTE	3.59%	3.57%	3.46%	3.48%	3.47%	3.54%	3.48%
Efficiency ratio (1)	65.19%	64.90%	65.50%	65.21%	65.14%	65.20%	65.43%
Full-time equivalent employees	2,889	2,890	2,905	2,893	2,878

CREDIT QUALITY RATIOS (2)
Net charge-offs/average loans	0.18%	0.07%	-0.03%	0.43%	-0.02%	0.08%	0.00%
Provision for loan losses/average loans	0.39%	0.15%	0.19%	0.26%	0.17%	0.24%	0.15%
Nonperforming loans/total loans (incl LHFS)	0.76%	0.69%	0.79%	0.77%	0.80%
Nonperforming assets/total loans (incl LHFS)	1.17%	1.14%	1.25%	1.27%	1.37%
Nonperforming assets/total loans (incl LHFS) +ORE	1.16%	1.13%	1.24%	1.26%	1.36%
ALL/total loans (excl LHFS)	1.02%	0.96%	0.95%	0.90%	0.96%
ALL-commercial/total commercial loans	1.13%	1.05%	1.04%	0.95%	1.02%
ALL-consumer/total consumer and home mortgage loans	0.63%	0.63%	0.64%	0.68%	0.73%
ALL/nonperforming loans	131.01%	136.18%	118.25%	113.55%	115.94%
ALL/nonperforming loans (excl specifically reviewed impaired loans)	339.79%	345.87%	314.28%	320.84%	301.50%

CAPITAL RATIOS
Total equity/total assets	11.90%	11.71%	11.66%	11.39%	11.40%
Tangible equity/tangible assets	9.26%	9.07%	9.00%	8.77%	8.79%
Tangible equity/risk-weighted assets	11.31%	11.20%	11.25%	11.13%	11.29%
Tier 1 leverage ratio (3)	10.41%	10.22%	9.96%	9.67%	9.61%
Common equity tier 1 capital ratio (3)	12.20%	12.01%	12.05%	11.77%	11.80%
Tier 1 risk-based capital ratio (3)	12.76%	12.58%	12.62%	12.33%	12.37%
Total risk-based capital ratio (3)	13.61%	13.39%	13.44%	13.10%	13.19%

STOCK PERFORMANCE
Market value-Close	$33.65	$32.63	$31.16	$31.86	$33.12
Book value	$23.66	$23.43	$23.17	$23.20	$23.36
Tangible book value	$17.86	$17.61	$17.34	$17.35	$17.49

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and significant non-routine income and expense items .
(2) - Excludes acquired loans.

(3) -The regulatory capital ratios for December 31, 2017 contain a reclassification adjustment of $8.5 million from AOCI to retained earnings as allowed by regulatory agencies in an interagency statement released January 18, 2018 to address disproportionate tax effect in AOCI resulting from the recent enactment of the Tax Cuts and Jobs Act of 2017 and the application of Financial Accounting Standards Board Accounting Standards Codification

       Topic 740, Income Taxes.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2018
($ in thousands)
(unaudited)

Note 1 – Subsequent Events

On October 10, 2018, Hurricane Michael struck the Florida Panhandle causing significant damages.  As of September 30, 2018, Trustmark had 1,786 loans with a balance of $239.5 million and exposure of $281.5 million in the Federal Emergency Management Agency (FEMA) designated disaster areas which includes 12 counties in Florida and 13 counties in Georgia.  Immediately following the storm, Trustmark initiated a process to identify all customers in the FEMA disaster areas.  Efforts are now ongoing to contact those borrowers to offer assistance as well as to establish reasonable estimates of uninsured damage and to adequately assess potential risk to the bank.  As of the date of this earnings release, Management continues to evaluate the impact of Hurricane Michael and is unable to provide a reasonable estimate of the financial impact on Trustmark’s consolidated financial statements.

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations
Issued by U.S. Government agencies	$32,371	$36,414	$40,381	$45,285	$49,994
Obligations of states and political subdivisions	57,264	65,348	75,013	79,229	89,144
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	65,847	60,245	62,457	65,746	60,902
Issued by FNMA and FHLMC	684,474	727,433	767,676	814,450	860,131
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	840,073	897,652	954,537	1,016,790	1,087,169
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	184,604	187,583	197,433	217,135	221,749
Total securities available for sale	$1,864,633	$1,974,675	$2,097,497	$2,238,635	$2,369,089

SECURITIES HELD TO MATURITY
U.S. Government agency obligations
Issued by U.S. Government sponsored agencies	$3,725	$3,714	$3,703	$3,692	$3,680
Obligations of states and political subdivisions	42,623	42,458	46,011	46,039	46,069
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	12,316	12,756	12,974	13,539	14,191
Issued by FNMA and FHLMC	119,040	123,377	128,517	133,975	139,172
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	600,635	627,470	653,325	678,926	708,715
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	165,544	176,070	179,445	180,315	190,456
Total securities held to maturity	$943,883	$985,845	$1,023,975	$1,056,486	$1,102,283

At September 30, 2018, the net unamortized, unrealized loss included in accumulated other comprehensive loss in the accompanying balance sheet for securities held to maturity previously transferred from securities available for sale totaled approximately $16.6 million ($12.4 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 96% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2018
($ in thousands)
(unaudited)

Note 3 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Loans secured by real estate:
Construction, land development and other land loans	$1,031,491	$1,038,745	$986,188	$987,624	$950,144
Secured by 1-4 family residential properties	1,801,029	1,742,496	1,698,885	1,675,311	1,648,733
Secured by nonfarm, nonresidential properties	2,294,289	2,321,734	2,257,899	2,193,823	2,172,885
Other real estate secured	453,687	397,538	425,664	517,956	482,163
Commercial and industrial loans	1,565,922	1,572,764	1,561,967	1,570,345	1,568,588
Consumer loans	182,709	175,261	168,469	171,918	173,061
State and other political subdivision loans	929,178	925,452	936,014	952,483	936,614
Other loans	488,725	504,993	478,899	500,507	475,153
LHFI	8,747,030	8,678,983	8,513,985	8,569,967	8,407,341
Allowance for loan losses	(88,874)	(83,566)	(81,235)	(76,733)	(80,332)
Net LHFI	$8,658,156	$8,595,417	$8,432,750	$8,493,234	$8,327,009

ACQUIRED LOANS BY TYPE	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Loans secured by real estate:
Construction, land development and other land loans	$6,657	$11,900	$17,575	$23,586	$29,384
Secured by 1-4 family residential properties	25,274	36,419	49,289	61,751	65,746
Secured by nonfarm, nonresidential properties	66,865	85,117	100,285	114,694	122,200
Other real estate secured	8,507	9,862	14,581	16,746	18,431
Commercial and industrial loans	16,610	20,485	21,808	31,506	34,124
Consumer loans	1,514	1,700	1,920	2,600	2,749
Other loans	7,188	7,624	10,018	10,634	11,123
Acquired loans	132,615	173,107	215,476	261,517	283,757
Allowance for loan losses, acquired loans	(1,714)	(3,046)	(4,294)	(4,079)	(5,768)
Net acquired loans	$130,901	$170,061	$211,182	$257,438	$277,989

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2018
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	September 30, 2018
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,031,491	$335,338	$79,432	$333,614	$19,974	$263,133
Secured by 1-4 family residential properties	1,801,029	113,369	48,527	1,539,417	86,379	13,337
Secured by nonfarm, nonresidential properties	2,294,289	517,795	222,194	913,676	157,188	483,436
Other real estate secured	453,687	70,306	11,603	215,792	11,070	144,916
Commercial and industrial loans	1,565,922	197,278	17,065	783,217	378,433	189,929
Consumer loans	182,709	23,823	5,473	130,527	20,095	2,791
State and other political subdivision loans	929,178	87,807	42,144	586,996	28,355	183,876
Other loans	488,725	77,492	16,291	318,691	38,273	37,978
Loans	$8,747,030	$1,423,208	$442,729	$4,821,930	$739,767	$1,319,396

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$62,886	$14,899	$19,168	$23,758	$1,508	$3,553
Development	58,520	7,621	7,663	29,243	680	13,313
Unimproved land	88,965	13,869	15,305	28,918	13,297	17,576
1-4 family construction	211,270	81,997	12,567	82,019	2,024	32,663
Other construction	609,850	216,952	24,729	169,676	2,465	196,028
Construction, land development and other land loans	$1,031,491	$335,338	$79,432	$333,614	$19,974	$263,133

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Non-owner occupied:
Retail	$391,342	$139,168	$54,539	$100,954	$24,585	$72,096
Office	142,098	70,872	21,027	—	7,988	42,211
Nursing homes/senior living	205,700	33,075	—	166,435	6,190	—
Hotel/motel	255,710	74,450	51,916	53,097	34,156	42,091
Mini-storage	121,764	12,665	6,198	36,264	615	66,022
Industrial	102,793	20,577	7,081	17,630	2,259	55,246
Health care	52,464	22,594	748	26,310	—	2,812
Convenience stores	31,322	2,766	116	17,028	764	10,648
Other	149,606	5,297	8,530	87,415	22,425	25,939
Total non-owner occupied loans	1,452,799	381,464	150,155	505,133	98,982	317,065

Owner-occupied:
Office	164,111	29,926	28,039	60,073	6,588	39,485
Churches	92,797	19,036	6,656	45,949	16,262	4,894
Industrial warehouses	140,636	11,390	3,337	54,987	14,559	56,363
Health care	109,006	21,652	6,465	63,265	2,827	14,797
Convenience stores	115,278	14,613	12,956	63,379	1,229	23,101
Retail	86,833	24,035	7,746	33,231	3,686	18,135
Restaurants	35,360	2,712	1,529	27,224	1,832	2,063
Auto dealerships	31,240	8,480	149	13,600	9,011	—
Other	66,229	4,487	5,162	46,835	2,212	7,533
Total owner-occupied loans	841,490	136,331	72,039	408,543	58,206	166,371
Loans secured by nonfarm, nonresidential properties	$2,294,289	$517,795	$222,194	$913,676	$157,188	$483,436

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2018
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Nine Months Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Securities – taxable	2.24%	2.25%	2.26%	2.21%	2.23%	2.25%	2.26%
Securities – nontaxable	3.66%	3.66%	3.68%	4.35%	4.34%	3.67%	4.35%
Securities – total	2.27%	2.29%	2.30%	2.27%	2.29%	2.28%	2.33%
Loans - LHFI & LHFS	4.72%	4.60%	4.45%	4.38%	4.36%	4.59%	4.29%
Acquired loans	10.82%	9.96%	8.13%	9.27%	8.78%	9.44%	8.37%
Loans - total	4.82%	4.72%	4.55%	4.53%	4.51%	4.70%	4.43%
FF sold & rev repo	2.50%	1.89%	1.70%	1.61%	1.55%	1.99%	1.45%
Other earning assets	2.20%	2.27%	1.77%	2.34%	1.67%	2.07%	1.65%
Total earning assets	4.16%	4.06%	3.91%	3.90%	3.86%	4.05%	3.80%

Interest-bearing deposits	0.73%	0.60%	0.49%	0.40%	0.35%	0.61%	0.29%
FF pch & repo	1.54%	1.42%	0.97%	0.93%	0.94%	1.34%	0.77%
Other borrowings	2.34%	2.20%	1.69%	1.35%	1.28%	1.93%	1.13%
Total interest-bearing liabilities	0.80%	0.69%	0.61%	0.56%	0.53%	0.70%	0.44%

Net interest margin	3.59%	3.57%	3.46%	3.48%	3.47%	3.54%	3.48%
Net interest margin excluding acquired loans	3.50%	3.46%	3.37%	3.35%	3.34%	3.44%	3.36%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.

During the third quarter of 2018, the yield on acquired loans totaled 10.82% and included $1.6 million in recoveries from the settlement of debt, which represented approximately 4.40% of the annualized total acquired loan yield.  Excluding acquired loans, the net interest margin totaled 3.50% for the third quarter of 2018, an increase of 4 basis points when compared to the second quarter of 2018, which was principally due to growth in the yield on the loans held for investment and held for sale portfolio, runoff of maturing investment securities, and favorable funding mix offset by higher costs of interest-bearing deposits.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Nine Months Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Mortgage servicing income, net	$5,428	$5,502	$5,588	$5,471	$5,295	$16,518	$16,192
Change in fair value-MSR from runoff	(3,181)	(3,334)	(2,507)	(2,605)	(2,892)	(9,022)	(8,175)
Gain on sales of loans, net	6,411	5,414	4,585	5,300	5,083	16,410	13,634
Other, net	(83)	1,365	295	(1,120)	(450)	1,577	951
Mortgage banking income before hedge ineffectiveness	8,575	8,947	7,961	7,046	7,036	25,483	22,602
Change in fair value-MSR from market changes	2,615	1,743	9,521	1,168	(2,393)	13,879	(2,218)
Change in fair value of derivatives	(2,543)	(1,644)	(6,217)	(1,930)	(218)	(10,404)	3,234
Net positive (negative) hedge ineffectiveness	72	99	3,304	(762)	(2,611)	3,475	1,016
Mortgage banking, net	$8,647	$9,046	$11,265	$6,284	$4,425	$28,958	$23,618

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2018
($ in thousands)
(unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Nine Months Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Partnership amortization for tax credit purposes	$(2,202)	$(2,202)	$(2,202)	$(2,478)	$(2,521)	$(6,606)	$(7,082)
Increase in life insurance cash surrender value	1,805	1,770	1,738	1,816	1,813	5,313	5,309
Other miscellaneous income	1,755	2,847	1,523	3,343	4,448	6,125	13,041
Total other, net	$1,358	$2,415	$1,059	$2,681	$3,740	$4,832	$11,268

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Trustmark received $13 thousand of nontaxable proceeds related to bank-owned life insurance during the third quarter of 2018 compared to $1.2 million received during the second quarter of 2018.  Trustmark received no nontaxable proceeds related to bank-owned life insurance during the first quarter of 2018 compared to $1.7 million and $2.7 million during the fourth and third quarters of 2017, respectively.  These proceeds were recorded in other miscellaneous income in the table above.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Nine Months Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Loan expense	$2,824	$3,046	$2,791	$2,276	$3,013	$8,661	$8,632
Amortization of intangibles	1,286	1,286	1,397	1,522	1,539	3,969	4,647
Defined benefit plans non-service cost reclass from salaries and employee benefits	885	885	885	968	966	2,655	4,754
Other miscellaneous expense	6,700	7,089	6,709	7,799	7,885	20,498	26,867
Total other expense	$11,695	$12,306	$11,782	$12,565	$13,403	$35,783	$44,900

Trustmark adopted ASU 2017-07, “Compensation-Retirement Benefits (Topic 715)-Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” effective January 1, 2018 and was required to reclassify the defined benefit plans non-service cost from salaries and employee benefits to other expense on the consolidated statements of income for each period presented.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2018
($ in thousands)
(unaudited)

Note 7 – Income Taxes

The income tax provision consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Nine Months Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Current	$2,782	$5,516	$2,180	$3,850	$8,108	$10,478	$18,796
Deferred	1,612	700	3,300	4,300	600	5,612	4,800
Elimination of deferred tax valuation allowance	—	—	—	(8,650)	—	—	—
Income tax provision before re-measurement	4,394	6,216	5,480	(500)	8,708	16,090	23,596
Re-measurement of net deferred tax assets	—	—	—	25,619	—	—	—
Income tax provision	$4,394	$6,216	$5,480	$25,119	$8,708	$16,090	$23,596

During 2013, a deferred tax valuation allowance was created as a result of Trustmark’s merger with BancTrust Financial Group, Inc. and was established to reduce deferred tax assets to the amount that was more likely than not to be realized in future years.  Trustmark has continually evaluated this allowance since inception and, based on the weight of the available evidence, has determined that the deferred tax assets will not be subject to the limitations on the deductibility of built-in losses (Internal Revenue Service Code, Section 382) in future years.  Therefore, during the fourth quarter of 2017, the valuation allowance was eliminated creating a decrease in deferred income tax expense of $8.7 million.

Following the recent enactment of the Tax Reform Act which resulted in the reduction of the corporate federal income tax rate, Trustmark re-measured its net deferred tax assets and recorded an increase in deferred income tax expense of $25.6 million during the fourth quarter of 2017.

Note 8 – Non-GAAP Financial Measures

In addition to capital ratios defined by U.S. generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions.  Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.  In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other tangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations.  Also there may be limits in the usefulness of these measures to investors.  As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.  The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2018
($ in thousands except per share data)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Nine Months Ended
		9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,597,588	$1,581,906	$1,572,514	$1,579,633	$1,577,867	$1,584,095	$1,554,566
Less: Goodwill		(379,627)	(379,627)	(379,627)	(379,627)	(379,627)	(379,627)	(374,707)
Identifiable intangible assets		(13,083)	(14,380)	(15,782)	(17,196)	(18,714)	(14,405)	(19,454)
Total average tangible equity		$1,204,878	$1,187,899	$1,177,105	$1,182,810	$1,179,526	$1,190,063	$1,160,405

PERIOD END BALANCES
Total shareholders' equity		$1,599,604	$1,584,072	$1,570,137	$1,571,701	$1,582,535
Less: Goodwill		(379,627)	(379,627)	(379,627)	(379,627)	(379,627)
Identifiable intangible assets		(12,391)	(13,677)	(14,963)	(16,360)	(17,883)
Total tangible equity	(a)	$1,207,586	$1,190,768	$1,175,547	$1,175,714	$1,185,025

TANGIBLE ASSETS
Total assets		$13,439,812	$13,525,265	$13,463,439	$13,797,953	$13,884,655
Less: Goodwill		(379,627)	(379,627)	(379,627)	(379,627)	(379,627)
Identifiable intangible assets		(12,391)	(13,677)	(14,963)	(16,360)	(17,883)
Total tangible assets	(b)	$13,047,794	$13,131,961	$13,068,849	$13,401,966	$13,487,145
Risk-weighted assets	(c)	$10,681,621	$10,633,646	$10,449,352	$10,566,818	$10,498,582

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$36,253	$39,813	$36,830	$15,768	$34,579	$112,896	$89,862
Plus: Intangible amortization net of tax		965	965	1,049	940	950	2,979	2,870
Net income adjusted for intangible amortization		$37,218	$40,778	$37,879	$16,708	$35,529	$115,875	$92,732
Period end common shares outstanding	(d)	67,621,369	67,621,111	67,775,068	67,746,094	67,742,135

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		12.26%	13.77%	13.05%	5.60%	11.95%	13.02%	10.68%
Tangible equity/tangible assets	(a)/(b)	9.26%	9.07%	9.00%	8.77%	8.79%
Tangible equity/risk-weighted assets	(a)/(c)	11.31%	11.20%	11.25%	11.13%	11.29%
Tangible book value	(a)/(d)*1,000	$17.86	$17.61	$17.34	$17.35	$17.49

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,599,604	$1,584,072	$1,570,137	$1,571,701	$1,582,535
AOCI-related adjustments (3)		79,946	73,739	67,886	48,248	27,825
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(365,823)	(366,036)	(366,248)	(366,461)	(359,841)
Other adjustments and deductions for CET1 (2)		(10,868)	(14,204)	(12,233)	(10,248)	(11,359)
CET1 capital	(e)	1,302,859	1,277,571	1,259,542	1,243,240	1,239,160
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Less: additional tier 1 capital deductions		—	—	(714)	(2)	(471)
Additional tier 1 capital		60,000	60,000	59,286	59,998	59,529
Tier 1 capital		$1,362,859	$1,337,571	$1,318,828	$1,303,238	$1,298,689

Common equity tier 1 capital ratio	(e)/(c)	12.20%	12.01%	12.05%	11.77%	11.80%

(1)	Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity
(2)	Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAS), threshold deductions and transition adjustments, as applicable.
(3)

The December 31, 2017 amount contains a reclassification adjustment of $8.5 million from AOCI to retained earnings as allowed by regulatory agencies in an interagency statement released January 18, 2018 to address disproportionate tax effect in AOCI resulting from the recent enactment of the Tax Cuts and Jobs Act of 2017 and the application of Financial Accounting Standards Board Accounting Standards Codification Topic 740, Income Taxes.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2018
($ in thousands except per share data)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures, including net income adjusted for significant non-routine transactions, because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views net income adjusted for significant non-routine transactions as a measure of our core operating business, which excludes the impact of the items detailed below, as these items are generally not operational in nature. This non-GAAP measure also provides another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents adjustments to net income and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented ($ in thousands, except per share data):

	Nine Months Ended
	9/30/2018		9/30/2017
	Amount	Diluted EPS	Amount	Diluted EPS

Net Income (GAAP)	$112,896	$1.668	$89,862	$1.324

Significant non-routine transactions (net of taxes):

Defined benefit plan termination	—	—	10,895	0.161
Reliance merger transaction expenses	—	—	1,999	0.029
Gain on life insurance proceeds	—	—	(4,894)	(0.072)
Net Income adjusted for significant
non-routine transactions (Non-GAAP)	$112,896	$1.668	$97,862	$1.442

	Reported	Adjusted	Reported	Adjusted
	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)
Return on equity	9.53%	n/a	7.73%	8.42%
Return on average tangible equity	13.02%	n/a	10.68%	11.61%
Return on assets	1.12%	n/a	0.88%	0.96%

n/a - not applicable